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                                                                Exhibit 5(b)-4.3

                        INVESTMENT SUB-ADVISORY AGREEMENT

                        Effective as of October 31, 1996


Van Kampen American Capital Management, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181

Dear Sirs:

         Sierra Trust Funds (the "Company"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Sierra Investment Advisors Corporation ("Sierra Advisors"), a corporation organized under the laws of the state of California, hereby agree with Van Kampen American Capital Management Inc. (the "Sub-Advisor"), a corporation organized under the laws of the state of Delaware, as follows:

         1. INVESTMENT DESCRIPTION; APPOINTMENT

         The Company desires to employ the capital of the Company's investment funds listed on Annex A hereto (individually, a "Fund" and collectively, the "Funds") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Master Trust Agreement, as amended, and in their Prospectus and Statement of Additional Information relating to the Funds as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Company. Copies of the Funds' Prospectus and Statement of Additional Information and the Company's Master Trust Agreement, as amended, have been or will be submitted to the Sub-Advisor. The Company agrees to provide copies of all amendments to the Funds' Prospectus and Statement of Additional Information and the Company's Master Trust Agreement to the Sub-Advisor on an on-going basis. The Company desires to employ and hereby appoints the Sub-Advisor to act as investment sub-advisor to the Funds. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

         2. SERVICES AS INVESTMENT SUB-ADVISOR

         Subject to the supervision of the Board of Trustees of the Company and of Sierra Advisors, the Funds' investment adviser, the Sub-Advisor will (a) act in conformity with the Company's Master Trust Agreement, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Internal Revenue Code of 1986, as the same may from time to time be amended, (b) make investment decisions for the Funds in accordance with the Funds' investment objectives and policies as stated in the Funds' Prospectus and Statement of Additional



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Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time, (c) place purchase and sale orders on behalf of the Funds to effectuate the investment decisions made, (d) maintain books and records with respect to the securities transactions of the Funds and will furnish the Company's Board of Trustees such periodic, regular and special reports as the Board may request; and (e) treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders; and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. In providing those services, the Sub-Advisor will supervise the Funds' investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Funds' assets. In addition, the Sub-Advisor will furnish the Funds or Sierra Advisors with whatever statistical information the Funds or Sierra Advisors may reasonably request with respect to the instruments that the Funds may hold or contemplate purchasing.

         3. BROKERAGE

         In executing transactions for the Funds and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions in a manner permitted by law and in a manner that is in the best interest of the Funds and their shareholders. In assessing the best overall terms available for any Funds transactions, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Pursuant to its investment determinations for the Funds, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services.

         4. INFORMATION PROVIDED TO THE COMPANY

         The Sub-Advisor will keep the Company and Sierra Advisors informed of developments materially affecting the Funds, and will on its own initiative, furnish the Company and Sierra Advisors on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose.



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         5. STANDARD OF CARE

         The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except
(a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940, as amended) or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such breach, act or omission described in (a) or (b) shall be referred to as "Disqualifying Conduct").

         6. COMPENSATION

         In consideration of the services rendered pursuant to this Agreement, Sierra Advisors will pay the Sub-Advisor on the first business day of each month a fee for the previous month the fees detailed in Annex A attached to this Agreement. The Sub-Advisor shall have no right to obtain compensation directly from the Funds or the Company for services provided hereunder and agrees to look solely to Sierra Advisors for payment of fees due. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Funds' net assets shall be computed at the times and in the manner specified in the Funds' Prospectus or Statement of Additional Information relating to the Funds as from time to time in effect.

         Should it be determined that the Investment Sub-Advisory Agreements between the Trust, Advisor and Sub-Advisor for the Funds listed in Annex A, are terminated as a result of the assignment thereof prior to the effective date of this Agreement, compensation hereunder shall commence as of the date of such termination.

         7. EXPENSES

         The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Company will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Company who are not officers, directors or employees of the Sub-Advisor, Sierra Advisors, the Funds' sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing



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agents and the Company's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Company; and any extraordinary expenses. In addition, the Funds pay a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended.

         8. SERVICES TO OTHER COMPANIES OR ACCOUNTS

         The Company understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Company has no objection to the Sub-Advisor so acting, provided that whenever the Funds and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Company recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Funds. In addition, the Company understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         9. TERM OF AGREEMENT

         This Agreement shall become effective as of the date first written above, shall continue for a period of two years thereafter, and shall continue in effect for a period of more than two years thereafter only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Funds' outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by Sierra Advisors, the Board of Trustees of the Company or by vote of holders of a majority of the Funds' shares, or upon 90 days' written notice, by the Sub-Advisor and, will terminate automatically upon any termination of the advisory agreement between the Company and Sierra Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in said



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Act). The Sub-Advisor agrees to notify the Company of any circumstances that might result in this Agreement being deemed to be assigned.

         10. REPRESENTATIONS OF THE COMPANY AND THE SUB-ADVISOR

         The Company represents that (i) a copy of its Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it has acted and will continue to act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

         Sierra Advisors represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it will act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

         The Sub-Advisor represents that it is authorized to perform the services described herein.

         11. INDEMNIFICATION

         Sierra Advisors shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

         12. AMENDMENT OF THIS AGREEMENT

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to any Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         13. LIMITATION OF LIABILITY

         This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and not upon the assets and property of any other investment fund of the Company and shall not be binding upon any Trustee, officer or shareholder of the Fund and/or the Company individually.



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         14. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto.

         15. GOVERNING LAW

         This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                       Very truly yours,

                                       SIERRA TRUST FUNDS


Dated:    02/21/97                     By  /s/ F. BRIAN CERINI
       -------------------                --------------------------------------
                                          Name:   F. Brian Cerini
                                          Title:  Chairman and President

                                       SIERRA INVESTMENT ADVISORS
                                       CORPORATION

Dated:    Feb. 21, 1997                By  /s/ F. MICHAEL D. GOTH
       -------------------                --------------------------------------
                                          Name:   Michael D. Goth
                                          Title:  Chief Operating Officer


Accepted:

VAN KAMPEN AMERICAN CAPITAL MANAGEMENT INC.

By  /s/ EDWARD A. TREICHEL                           Dated:   3/10/97
   ----------------------------------------                 --------------------
   Name:  Edward A. Treichel
   Title: Senior Vice President




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                                                                         ANNEX A



         For the services provided and expenses assumed pursuant to the Agreement, the Sub-Advisor will be paid a monthly fee, absent fee waivers, based upon each Fund's average daily net assets as follows:

                                                                   After        After
                                                                   50;          75;         After      After
                                                       First       next         next        100;       125;        Over
FUND                                                   50*         25           25          next 25    next 25     150
----                                                   -----       -----        -----       -------    -------     -----
California Municipal Fund(1).........................  .20%        .20%         .20%        .20%       .20%        .15%
                                                       ---         ---          ----        ----       ----        ----
National Municipal Fund(1)...........................  .20%        .20%         .20%        .20%       .20%        .15%
                                                       ---         ---          ----        ----       ----        ----
Florida Insured Municipal Fund.......................  .20%        .20%         .125%       .125%      .125%       .125%
                                                       ---         ---          ----        ----       ----        ----
California Insured Intermediate
    Municipal Fund...................................  .20%        .20%         .125%       .125%      .125%       .125%
                                                       ---         ---          ----        ----       ----        ----

* Amount of assets in millions of dollars ($Mil.)

(1) With respect to each of the California Municipal and National Municipal Funds, when the combined average daily net assets of the California Municipal and National Municipal Funds (the "Combined Assets") exceed $750 million, the Sub-Advisor will be paid a fee with respect to each Fund in proportion to each Fund's average net assets at the following annual rate:
    .15% of the Combined Assets up to $1 billion; plus .125% of the Combined Assets over $1 billion.











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